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                                                                    Exhibit 23.5

                            PUNK, ZIEGEL & COMPANY


                              520 Madison Avenue
                           New York, New York 10022
                           Telephone (212) 308-9494
                              Fax (212) 308-2203



                               December 22, 2000


Board of Directors
SeraNova Inc.
499 Thornall Street
Edison, NJ 08837


Dear Sirs:

        We hereby consent to the use of our opinion letter dated October 27, 2000, to the Board of Directors of SeraNova Inc. (the "Company"), included as Annex B to the Company's Proxy Statement/Prospectus on form F-4
(the "Prospectus") and to the reference to our firm in the Prospectus under the caption "THE MERGER -- Opinion of SeraNova's Financial Advisor".

        In giving such consent, we do not admit the we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                  Sincerely,


                                  /s/ William J. Punk
                                  ---------------------------
                                  Punk, Ziegel & Company